FOR IMMEDIATE RELEASE
January 12, 2009

Contact:	Jesus R. Adia
President and Chief Executive Officer
Telephone: (718) 677-4414

FLATBUSH FEDERAL BANCORP, INC. ANNOUNCES
DATE OF ANNUAL MEETING OF STOCKHOLDERS

Brooklyn, NY - Flatbush Federal Bancorp, Inc. (the “Company”) (OTC Bulletin Board: FLTB), the holding company for Flatbush Federal Savings and Loan Association (the “Association”), today announced that the Company’s annual meeting of stockholders will be held on April 30, 2009 at 11:00 a.m., at the Association’s Main Office at 2146 Nostrand Avenue, Brooklyn, New York 11210.  Stockholders of record at the close of business on March 18, 2009 are entitled to vote at this meeting and any adjournments thereof.